EXHIBIT 99.1

3D Systems Reports Record Revenue for Fourth Quarter and Full Year 2014

  Revenue of $187.4 million for Q4; $653.7 million for the full year
  Non-GAAP EPS of $0.21 for Q4 and non-GAAP EPS of $0.70 for the full year
  Operating cash of $23.2 million in Q4; $51.1 million for the full year

ROCK HILL, S.C., Feb. 26, 2015 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year 2014.

For the quarter ended December 31, 2014, the company reported record revenue of $187.4 million, representing a 21% increase over the comparable 2013 quarter despite significant foreign currency headwinds that reduced its total revenue by some $6 million during the quarter.

For the same period, the company reported GAAP earnings of $0.01 per share and non-GAAP earnings of $0.21 per share.

The company recorded an impressive 46% revenue increase from its EMEA region, over the same quarter in 2013, notwithstanding a challenging operating environment, outperforming all other regions with 28% organic growth. Channel productivity, primarily in North America, fell well short of the company's expectations, restricting total organic growth to 7% for the quarter.

The company's direct metals and healthcare performance continued to surpass industry growth rates, increasing in revenue over the fourth quarter of 2013 by 178% and 96%, respectively. Consumer revenue increased substantially over the same 2013 period, growing by 68%. The company's order book held steady at $46.5 million, even as its fourth quarter revenue increased 12% sequentially.

"We are disappointed that we were not able to fully capitalize on the strength of our portfolio in all geographies equally, but are very pleased with the impressive growth rate that our EMEA channel delivered in the face of adverse foreign currency rates," said Avi Reichental, 3DS' President and Chief Executive Officer. "We are taking decisive steps to improve the productivity and coverage of our North American and APAC channels to the level of our EMEA region."

For the fourth quarter of 2014, gross profit margin remained firm at the previous quarter's level of 47.9%, contributing to GAAP net income of $1.6 million, and non-GAAP net income of $23.8 million. The company generated $23.2 million of cash from operations during the fourth quarter and ended the year with $284.9 million of cash on hand.

For the full year 2014, the company recorded revenue and non-GAAP earnings per share within its recently revised guidance ranges. Specifically, the company reported a revenue increase of 27% to a record $653.7 million, GAAP earnings of $0.11 per share and non-GAAP earnings of $0.70 per share for the year. Expanding materials and services margins and higher revenue contributed to a 19% increase in gross profit in 2014 over 2013, but a higher number of new product introductions, ongoing manufacturing capacity expansion and unfavorable mix constrained gross profit margin to 48.6% for the year.

Fourth quarter operating expenses increased 38% from the prior year quarter, reflecting a step up of 36% in R&D and 38% in SG&A costs, in line with the company's previously disclosed strategic initiatives.

"As expected, higher spending levels in support of our expansion plans pressured our earnings throughout 2014, as we fast-tracked assembly of the talent, assets and infrastructure required to take our business to the next level," continued Reichental. "Having completed this investment phase, we expect to recover our operating leverage and expand our profitability throughout 2015."

Business Highlights

  During the fourth quarter, the company continued to expand its manufacturing and IT infrastructure.
    Increased production capacity for several design, manufacturing and consumer printers at its recently leased 200,000 square foot manufacturing facility in Rock Hill, South Carolina, to meet growing demand.
    Continued to ramp production at a Direct Metal Printers manufacturing facility, located in the U.S., to meet rising demand for metals printers.
    Completed the ramp up of its new consumer materials manufacturing facility in Barberton, Ohio, in support of its growing consumer installed base.
    Broke ground on a 70,000 square foot healthcare facility in Littleton, Colorado, to support its expanding portfolio and increasing demand for its personalized medicine products and services.
    Continued to make network wide IT infrastructure, capacity and business continuity investments

Management believes that its ongoing foundational investments are sufficient to support its ambitious growth plans.

  The company continued to add synergistic technology, domain expertise and complementary sales channels through its strategic and early stage investments.
    Completed the acquisition of Cimatron in February 2015, strengthening the company's 3D digital design and fabrication portfolio.
    Acquired botObjects in December 2014, strengthening 3DS' desktop product line with the addition of the CubePro C, the first affordable full-color plastic 3D printer.
    Completed the acquisition of Robtec in November 2014, providing a strategic growth platform in Latin America.

2015 Guidance

Management expects several transitional factors to constrain its top line growth-rate during the first half of 2015.

  The company entered 2015 at a lower revenue run-rate than previously expected as a result of delayed new products and gaps in its North American channel performance, and expects that it may take several periods to make up this shortfall.
  The company expects that the planned discontinuation of several legacy products and ongoing pruning of lower margin services will reduce historical revenue contributions.
  Management anticipates ongoing foreign currency headwinds well into the second half of 2015.

Management expects 2015 revenue to be in the range of $850 million to $900 million, with a greater percentage of revenue generated during the second half, GAAP earnings per share in the range of $0.35 to $0.45 and non-GAAP earnings per share to be in the range of $0.90 to $1.10.

Management plans to keep its 2015 capital expenditures at 3% of revenue and expects to moderate its M&A activities as it decisively shifts its focus towards leveraging recently acquired assets to generate greater profitability progressively throughout 2015.

"We are in the early innings of mainstreaming adoption for our products and services and believe that the effective and disciplined investments we have made over the past 15 months position us extremely well for the open-ended opportunities in front of us," continued Reichental. "Having assembled the technological building blocks, infrastructure, talents and partners required to scale our business and extend our first mover advantage in key verticals, we are now poised to strengthen our execution to create greater value faster."

Q4 and Full Year 2014 Conference Call and Webcast

3D Systems plans to hold a conference call and simultaneous webcast to discuss its financial results for the fourth quarter and full year 2014 on Thursday, February 26, 2015, at 8:30 a.m. Eastern Time. The company expects to release these financial results and to file its Form 10-K on February 26, 2015.

Date: Thursday, February 26, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using our vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities save lives and include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower our customers to manufacture the future now.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the ColorJet Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented MultiJet Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

Tables Follow

3D Systems Corporation
Consolidated Statements of Income and Comprehensive Income (Loss)
Quarter and Full Year Ended December 31, 2014 and 2013

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue:
Products	$129,094	$111,095	$442,198	$356,032
Services	58,344	437,222	211,454	157,368
Total revenue	187,438	154,817	653,652	513,400
Cost of sales:
Products	68,316	51,059	223,991	159,628
Services	29,356	23,661	112,227	86,178
Total cost of sales	97,672	74,720	336,218	245,806
Gross profit	89,766	80,097	317,434	267,594
Operating expenses:
Selling, general and administrative	63,026	45,547	215,724	143,244
Research and development	22,512	16,574	75,395	43,489
Total operating expenses	85,538	62,121	291,119	186,733
Income from operations	4,228	17,976	26,315	80,861
Interest and other expense, net	2,449	1,475	8,928	16,855
Income before income taxes	1,779	16,501	17,387	64,006
Provision for income taxes	75	5,248	5,441	19,887
Net income	1,704	11,253	11,946	44,119
Net income attributable to noncontrolling interest	(153)	(29)	(309)	(12)
Net income attributable to 3D Systems Corporation	$1,551	$11,224	$11,637	$44,107

Other comprehensive income (loss):
Pension adjustments, net of taxes	$(1,271)	$(190)	$(1,135)	$(168)
Foreign currency translation gain (loss) attributable to 3D Systems Corporation	(19,991)	1,868	(29,183)	1,968
Liquidation of non-US entity		173	—	173
Total other comprehensive income (loss)	(21,262)	1,851	(30,318)	1,973
Comprehensive income (loss)	(19,711)	13,075	(18,681)	46,080
Foreign currency translation loss attributable to noncontrolling interest	52	(50)	123	(50)
Comprehensive income (loss) attributable to 3D Systems Corporation	$(19,659)	$13,025	$(18,558)	$46,030

Net income per share available to 3D Systems Corporation common stockholders — basic and diluted	$0.01	$0.11	$0.11	$0.45

3D Systems Corporation
Consolidated Balance Sheets
December 31, 2014 and December 31, 2013

	December 31,	December 31,
(in thousands, except par value)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$284,862	$306,316
Accounts receivable, net of allowance for doubtful accounts of $10,300 (2014) and $8,133 (2013)	168,441	132,121
Inventories, net	96,645	75,148
Prepaid expenses and other current assets	15,769	7,203
Current deferred income tax asset	14,973	6,067
Total current assets	580,690	526,855
Property and equipment, net	81,881	45,208
Intangible assets, net	251,561	141,709
Goodwill	589,537	370,066
Long term deferred income tax asset	816	548
Other assets, net	21,485	13,470
Total assets	$1,525,970	$1,097,856
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$684	$187
Accounts payable	64,378	51,729
Accrued and other liabilities	44,219	28,430
Customer deposits	6,946	5,466
Deferred revenue	32,264	24,644
Total current liabilities	148,491	110,456
Long term portion of capitalized lease obligations	8,905	7,277
Convertible senior notes, net	—	11,416
Long term deferred income tax liability	30,679	19,714
Other liabilities	34,898	15,201
Total liabilities	222,973	164,064
Redeemable noncontrolling interests	8,872	—
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 112,233 (2014) and 103,818 (2013)	112	104
Additional paid-in capital	1,245,462	866,552
Treasury stock, at cost: 709 shares (2014) and 600 shares (2013)	(374)	(286)
Accumulated earnings	72,124	60,487
Accumulated other comprehensive income (loss)	(24,406)	5,789
Total 3D Systems Corporation stockholders' equity	1,292,918	932,646
Noncontrolling interests	1,207	1,146
Total stockholders' equity	1,294,125	933,792
Total liabilities and stockholders' equity	$1,525,970	$1,097,856

3D Systems Corporation
Consolidated Statements of Cash Flows
Quarter and Full Year Ended December 31, 2014 and 2013

	Full Year Ended December 31
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$11,946	$44,119
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(24,555)	(9,892)
Depreciation and amortization	55,188	30,444
Non-cash interest on convertible notes	224	974
Provision for bad debts	8,699	4,961
Stock-based compensation	32,793	13,558
Loss on the disposition of property and equipment	(227)	1,128
Deferred interest income	—	(1,018)
Loss on conversion of convertible debt	1,806	11,275
Changes in operating accounts:
Accounts receivable	(55,977)	(43,684)
Inventories	(30,754)	(30,893)
Prepaid expenses and other current assets	(9,235)	(1,780)
Accounts payable	23,482	7,620
Accrued and other liabilities	16,071	(6,495)
Customer deposits	1,921	1,904
Deferred revenue	8,686	7,526
Other operating assets and liabilities	11,043	(4,563)
Net cash provided by operating activities	51,111	25,184
Cash flows from investing activities:
Purchases of property and equipment	(22,727)	(6,972)
Additions to license and patent costs	(753)	(1,648)
Proceeds from disposition of property and equipment	—	1,882
Cash paid for acquisitions, net of cash assumed	(345,361)	(162,318)
Other investing activities	(6,600)	(4,701)
Net cash used in investing activities	(375,441)	(173,757)
Cash flows from financing activities:
Proceeds from issuance of common stock	299,729	272,076
Tax benefits from share-based payment arrangements	7,653	26,038
Proceeds from exercise of stock options and restricted stock, net	1,896	902
Cash disbursed in lieu of fractional shares related to stock split	—	(176)
Restricted cash	—	13
Repayment of capital lease obligations	(696)	(157)
Net cash provided by financing activities	308,582	298,696
Effect of exchange rate changes on cash	(5,706)	334
Net increase (decrease) in cash and cash equivalents	(21,454)	150,457
Cash and cash equivalents at the beginning of the period	306,316	155,859
Cash and cash equivalents at the end of the period	$284,862	$306,316

3D Systems Corporation
Schedule 1
Earnings Per Share
Quarter and Full Year Ended December 31, 2014 and 2013

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
Numerator:
Net income attributable to 3D Systems Corporation – numerator for basic net earnings per share	$1,551	$11,224	$11,637	$44,107
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)	—	—	—	—
Numerator for diluted earnings per share	$1,551	$11,224	$11,637	$44,107

Denominator:
Weighted average shares – denominator for basic net earnings per share	111,287	102,900	108,023	98,393
Add: Effect of dilutive securities
5.50% convertible notes (after-tax)	—	—	—	—
Denominator for diluted earnings per share	111,287	102,900	108,023	98,393

Earnings per share
Basic and diluted	$0.01	$0.11	$0.11	$0.45

Interest expense excluded from diluted earnings per share calculation (a)	$—	$85	$—	$1,835
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	—	877	—	1,764

3D Systems Corporation
Schedule 2
Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Full Year Ended December 31, 2014 and 2013

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
GAAP net income attributable to 3D Systems Corporation	$1,551	$11,224	$11,637	$44,107
Cost of sales adjustments:
Amortization of intangibles	72	60	281	250
Operating expense adjustments:
Amortization of intangibles	10,892	5,536	39,193	20,448
Acquisition and severance expenses	3,158	1,700	7,994	7,057
Non-cash stock-based compensation expense	9,055	5,031	32,793	13,495
Interest and other expense adjustments:
Non-cash interest expense	—	93	225	973
Loss on convertible notes	—	—	1,806	11,275
Net loss on litigation and tax settlements	—	—	—	2,457
Tax effect (1)	(971)	(3,925)	(18,810)	(16,327)
Non-GAAP net income	$23,757	$19,719	$75,119	$83,735

Non-GAAP basic and diluted earnings per share	$0.21	$0.19	$0.70	$0.85

(1) tax effect is based on each quarters reported tax rate
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Wendy Pinckney
         Email: Press@3dsystems.com